UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2004

RAE Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31783	77-0588488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1339 Moffett Park Drive Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

(408) 752-0723

(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

On May 27, 2004, RAE Systems Inc. (the “Company”) consummated an acquisition of a 64% interest in KLH (Ke Li Heng), a manufacturer of security, environmental and personal safety monitors in China for $9 million in cash. The Company’s acquisition constitutes majority control of a newly created subsidiary named RAE KLH Technologies (Beijing) Company.

For additional information please refer to our June 3, 2004 press release furnished as Exhibit 99.1 hereto.

Item 7.	Exhibits

(a) Financial Statements of Businesses Acquired.

It is impracticable for the Company to file herewith the required financial statements in this Current Report on Form 8-K. The financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date of this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

It is impracticable for the Company to file herewith the required pro forma financial information in this Current Report on Form 8-K. The pro forma financial information will be filed by amendment as soon as practicable, but not later than 60 days after the date of this Current Report on Form 8-K was required to be filed.

(c) Exhibits.

2.1	Joint Venture Contract between the Company and KLH, dated May 27, 2004.

2.2	Subscription Agreement between the Company and KLH, dated May 27, 2004.

99.1	Press release announcing the acquisition of KLH, dated June 3, 2004. *

*	Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in an any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAE Systems Inc.

Date:	June 8, 2004	By:	/s/ Joseph Ng
Joseph Ng Chief Financial Officer

EXHIBIT INDEX

EXHIBIT No.	DESCRIPTION

2.1	Joint Venture Contract between the Company and KLH, dated May 27, 2004.

2.2	Subscription Agreement between the Company and KLH, dated May 27, 2004.

99.1	Press release announcing the acquisition of KLH, dated June 3, 2004.